UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: November 15, 2010
(Date of earliest event reported)
EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-11718 (Commission File No.)	36-3857664 (IRS Employer Identification No.)

Two North Riverside Plaza, Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)
(312) 279-1400
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     The Company hereby reconfirms previously issued guidance for its net income per share (fully diluted) and funds from operations per share (fully diluted) for the year ending December 31, 2010 of $1.28 — $1.34 and $3.51 — $3.57, respectively. The Company preliminarily projects its net income per share (fully diluted) and funds from operations per share (fully diluted) for the year ending December 31, 2011 to be $1.55 — $1.75 and $3.75 — $3.95, respectively.
Item 7.01 Regulation FD Disclosure
     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Nor shall the information in this Current Report be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Equity LifeStyle Properties, Inc. (the “Company”) disclaims any intention or obligation to update or revise this information.
     Attached as Exhibit 99.1 is an investor presentation that will be posted on the Company’s website, www.equitylifestyle.com, on November 15, 2010. This presentation updates our previously posted presentation attached to our Form 8-K filed on September 28, 2010. Included in this presentation is a discussion of the Company’s business and certain financial information regarding 2010 guidance.
     This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•	our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our Properties (including those recently acquired);
•	our ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that we may acquire;
•	our assumptions about rental and home sales markets;
•	in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;
•	results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;
•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;
•	the completion of future acquisitions, if any, and timing with respect thereto and the effective integration and successful realization of cost savings;
•	ability to obtain financing or refinance existing debt on favorable terms or at all;
•	the effect of interest rates;
•	the dilutive effects of issuing additional common stock;

•	the effect of accounting for the sale of agreements to customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and
•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
     These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
     Equity LifeStyle Properties, Inc. owns or has an interest in 307 quality properties in 27 states and British Columbia consisting of 110,984 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     Exhibit 99.1     Investor Presentation

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
By:	/s/ Michael B. Berman
Michael B. Berman
Executive Vice President and Chief Financial Officer

Date: November 15, 2010